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                                                                Exhibit 23(b)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Interface, Inc. on Form S-4 of our report dated December 29,1993, (which expresses an unqualified opinion, and includes an explanatory paragraph referring to a potential future liability relating to a proposed merger) appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ DELOITTE & TOUCHE


Atlanta, Georgia
March 1, 1994